Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact Information:

Catherine M. Biffignani

Vice President, Investor Relations

314-645-6600

KV PHARMACEUTICAL COMPANY ANNOUNCES DELAY IN CONFERENCE CALL

AND PROVIDES OVERVIEW OF CONFERENCE CALL COMMENTS

February 14, 2011 – St. Louis, MO. – KV Pharmaceutical Company (KVa/KVb) announced that its conference call scheduled for 10:00 am EST will now begin at 11:00 am.

The Company is also providing an overview of its conference call comments on its website and are available at www.kvpharmaceutical.com under Investor Relations/Conference Call.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded prescription pharmaceutical products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvpharmaceutical.com.